Exhibit 10.10

Natural Person Guarantee Contract

Number of this natural person guarantee contract: (2009) Jian Ping Song Dai Zi Bao Zi No.5-1

Article 10 Information of the Parties

Guarantor (Party A): Zhan Youdai, Zhou Liufeng
Type of certificate and number: Identification Card 352128196909072016, 352128197111071529
Domicile: Shuinan Gongye Road, Songxi County
Postal code: 353500
Tel: 2325600

Creditor (Party B): Construction Bank of China Co., Ltd, Songxi Sub-branch
Domicile: No.121 Jiefang Road, Songyuan town, Songxi County
Postal code: 353500
Person in charge: Ou Wenwu
Fax: 0599-2322644
Tel: 0599-2322670

To ensure the performance of the Renmingbi Fund Loan Contract (hereinafter referred to as the Master Contract, No.: (2009) Jian Ping Song Dai Zi Bao Zi No.5) entered into by and between Party B and Fujian Yada Group Co., Ltd (hereinafter referred to as Debtor) , Party A agrees to assume the several and joint guarantee liability for the debt under the master contract. The Parties hereby agree to enter into this contract based on the mutual consent of consultation, and to comply with the terms hereof.

Article 11 Agreement to Article 1

The guarantee scope of this contract covers the amounts in the second method as bellow:

1.
All debts under the Master Contract, including but not limited to all principal, interest (including compound interest and default interest), liquidated damages, compensation, other payment payable by the obligor to Party B (including but not limited to expanse for procedure, telecommunication charge, miscellaneous fee, relevant bank charge that foreign beneficiary refuses to pay), expenses incurred by Party B for the realization of its credit rights and rights under the guarantee (including but not limited to litigation fee, arbitration fee, property preservatino fee, travelling expense, enforcement fee, evaluation fee, auction fee, notarization fee, service fee, notice fee, attorney fee, etc.,)

2.
The principal (currency type) Renmingbi ( Capitalization of amount) eight million only and interest (including compound interest and penalty interest) under the Master Contract, liquidated damages, compensation, other payment payable by the debtor to Party B (including but not limited to expense for procedure, telecommunication charge, miscellaneous fee, relevant bank charge that foreign beneficiary refuses to pay), expenses incurred by Party B for the realization of its credit rights and rights  under the guarantee (including but not limited to litigation fee, arbitration fee, property attachment fee, travelling expense, enforcement fee, evaluation fee, auction fee, notarization fee, service fee, notice fee, attorney fee, etc.,)

Article 12 Dispute Settlement

Any and all disputes arising in the performance of the Contract shall be settled through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be settled by the first method as follows.

(1)	Submitting lawsuits to the People’s Court with competent jurisdiction over Party B’s domicile.
(2)
Submitting to (left blank) Arbitration Commission (place of arbitration: (left blank) ) for arbitration in accordance with the arbitration rules of the Arbitration Commission in force at the time of application. The arbitration award shall be final, and binding upon both parties.

During the process of litigation or arbitration, the Parties shall continue to implement this contract, except for the matters in dispute.

Article 13 This contract shall be prepared in three counterparts.

Article 14 Other agreed items

This filed is left blank.

Party A or authorized agent (signature):
November 12, 2009

Party B (office seal):
Person in charge or authorized agent (signature):
November 12, 2009